Exhibit 2.1

FIRST Amendment to Merger Agreement

This FIRST Amendment to Merger Agreement (this “Amendment”), dated as of December 1, 2023, is entered into by and among (i) RF Acquisition Corp., a Delaware corporation (“SPAC”), (ii) GCL Global Holdings LTD, a Cayman Islands exempted company limited by shares (“PubCo”), (iii) Grand Centrex Limited, a British Virgin Islands business company (“GCL BVI”), (iv) GCL Global Limited, a Cayman Islands exempted company limited by shares (“GCL Global”) and (v) for the limited purposes set forth herein, RF Dynamic LLC, a Delaware limited liability company (the “Sponsor”).

RECITALS

WHEREAS, SPAC, PubCo, GCL BVI, GCL Global and Sponsor entered into that certain Agreement and Plan of Merger dated as of October 18, 2023 (the “Merger Agreement”); and

WHEREAS, in accordance with Section 11.11 of the Merger Agreement, the parties hereto wish to make certain amendments to the Merger Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement.

2.            Amendment to Section 1.1 of the Merger Agreement. The following definitions in Section 1.1 of the Merger Agreement are hereby deleted and replaced with the following:

“Group Subsidiaries” means (a) Titan Digital Media Pte. Ltd., a Singapore company (“Titan SG”), (b) Epicsoft Hong Kong Limited, a Hong Kong company (“Epic HK”), (c) Epicsoft Malaysia Sdn. Bhd., a Malaysia company (“Epic MY”), (d) Epicsoft Asia Pte. Ltd., a Singapore company (“Epic SG”), (e) 4Divinity Pte. Ltd. (“4Divinity SG”), a Singapore company, (f) 2Game Digital Limited, a Hong Kong company (“2Game HK”), (g) Starry Jewelry Pte Ltd., a Singapore company (“Starry Jewelry”), (h) Martiangear Pte Ltd., a Singapore company (“Martiangear”) and (i) 2 Game Pro Ltda (“2Game Pro”), a Brazilian company.

“Restructuring” means a sequential two-step transaction involving (a) sale by GCL BVI of all its equity interests in GCL Global SG (representing 100% of the total issued and outstanding shares of GCL Global SG) to GCL Global in return for GCL Global shares being issued to the GCL Shareholders (defined below), resulting in (i) GCL Global SG (which in turn holds equity interests in the Group Subsidiaries, except for Epic MY, as depicted on Annex I attached hereto) becoming a wholly-owned subsidiary of GCL Global; and (ii) GCL Shareholders holding all issued and outstanding shares in GCL Global; and (b) sale by GCL BVI shareholders holding a total of 99.8% of the total outstanding shares of GCL BVI (“GCL Shareholders”) of their equity interests in GCL BVI to GCL Global, resulting in GCL BVI (which in turn holds 100% of the total issued and outstanding shares of Epic MY) becoming a 99.8%-owned subsidiary of GCL Global.”

3.            Amendment to Annex I. “Annex I – Restructuring Diagram” attached to the Merger Agreement is hereby deleted and replaced with Annex I hereto.

4.            No Other Amendments; Effect of Amendment. Except for the amendments expressly set forth in this Amendment, the Merger Agreement shall remain unchanged and in full force and effect. This Amendment shall form a part of the Merger Agreement for all purposes, and the parties thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Merger Agreement shall be deemed a reference to the Merger Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

5.            Further Assurance. Each party hereto shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions and matters contemplated by this Amendment.

6.            Miscellaneous. Sections 11.1, 11.7, 11.13, 11.14, 11.15 and 11.16 of the Merger Agreement shall apply, mutatis mutandis, to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

“SPAC”

RF ACQUISITION CORP.

By:	/s/ Tse Meng Ng
Name: Tse Meng Ng
Title: Chief Executive Officer

“SPONSOR”

RF DYNAMIC LLC.

By:	/s/ Tse Meng Ng
Name: Tse Meng Ng
Title: Manager

Signature Page to First Amendment to Merger Agreement

“PUBCO”

GCL GLOBAL HOLDINGS LTD

By:	/s/ Choo See Wee
Name: Choo See Wee
Title: Director

“GCL BVI”

GRAND CENTREX LIMITED

By:	/s/ Choo See Wee
Name: Choo See Wee
Title: Director

“GCL GLOBAL”

GCL GLOBAL LIMITED

By:	/s/ Choo See Wee
Name: Choo See Wee
Title: Director

Signature Page to First Amendment to Merger Agreement

Annex I